                                                                    Exhibit 10.1









                                 FRAME AGREEMENT


                                      F O R



                              PROCUREMENT SERVICES




                                     BETWEEN




                          MARINE SHUTTLE OPERATIONS A/S

                                   ("COMPANY")



                                       AND



                             THYSSEN STAHLUNION GMBH

                                 ("CONTRACTOR")

                                 CONTRACT INDEX





CONTRACT DOCUMENT TITLE                                          NUMBER OF PAGES
-----------------------                                          ---------------



COVER PAGE                                                                     1


CONTRACT INDEX                                                                 1


CONTRACT AGREEMENT W/ CONDITIONS OF CONTRACT                                8+14


EXHIBIT "A" -  SCOPE OF WORK                                               5+3+5


EXHIBIT "B" -  TECHNICAL SPECIFICATIONS                                        6


EXHIBIT "C" -  PROCUREMENT REPORTING PROCEDURE                                 9


EXHIBIT "D" -  SECRECY DECLARATION                                             3

                  CONTRACT AGREEMENT W/ CONDITIONS OF CONTRACT


                                      F O R



                              PROCUREMENT SERVICES



                                     BETWEEN



                          MARINE SHUTTLE OPERATIONS A/S

                                   ("COMPANY")



                                       AND



                             THYSSEN STAHLUNION GMBH

                                 ("CONTRACTOR")

                  CONTRACT AGREEMENT W/ CONDITIONS OF CONTRACT


                                TABLE OF CONTENTS


ITEM          DESCRIPTION                                                   PAGE
----          -----------                                                   ----


-             COVER PAGE                                                       1

-             TABLE OF CONTENTS                                                2


1.0           INTRODUCTION                                                     3

2.0           ALTERATIONS                                                      3

3.0           GOVERNING LAW AND DISPUTES                                       4

4.0           VALIDITY                                                         4

5.0           REPRESENTATIVES OF THE PARTIES                                   4

6.0           NOTICES                                                          5

7.0           MONITORING                                                       6

8.0           CONFIDINTIALITY                                                  6

9.0           GENERAL CONDITIONS FOR SALE AND PURCHASE                         6

10.0          QUALITY ASSURANCE                                                6

11.0          YEAR 2000 CAPABILITIES                                           7

12.0          ORDER OF PRECEDENCE                                              9

13.0          ASSIGNMENT                                                       9

14.0          ATTACHMENT                                                       9

-             SIGNATURE OF THE PARTIES                                        10

-             LAST PAGE                                                       10


-             ATTACHMENT 1 - GENERAL CONDITIONS FOR SALE AND PURCHASE

                  CONTRACT AGREEMENT W/ CONDITIONS OF CONTRACT



1.0      INTRODUCTION


1.1      DEFINITIONS


         AGREEMENT         This Head of AGREEMENT herein called the "AGREEMENT".

         PARTIES MSO AS, Stavanger, Norway, hereinafter-called COMPANY, and Thyssen Stahlunion GmbH, Dusseldorf, Germany, hereinafter called CONTRACTOR

         CALL OFF ORDER    A project specific ORDER issued by COMPANY for a
                           delivery of goods in accordance with this AGREEMENT

         PURCHASER         COMPANY or any successor or assignee of COMPANY.

         SCOPE OF WORK     Shall mean the activities described under Article 1.2
                           below as well as in Exhibit "A"

         COMPANY
         REPRESENTATIVE    Shall mean the person appointed by COMPANY in
                           accordance with Article 5 to act for and on behalf of COMPANY

         CONTRACTOR
         REPRESENTATIVE    Shall mean the person appointed by CONTRACTOR in
                           accordance with Article 5 to act for and on behalf of CONTRACTOR

         Other terms used in this AGREEMENT shall have the same meaning as given in the actual General Conditions for Sale and Purchase.

         This AGREEMENT shall provide the basis for individual project requirements, as they become known. Those individual project requirements not addressed in this AGREEMENT, will be addressed in a separate CALL OFF ORDER(S) on a project by project basis or in a CONTRACT AMENDMENT.


1.2      PURPOSE

         The main purpose of this AGREEMENT is to serve as a governing framework for all procurement activities between the PARTIES and with a duration as further described under Article 4 below.

         CONTRACTOR will provide procurement services and act as a fully responsible supplier of the items and materials in question to COMPANY. Procurement shall be performed in its own name and it will subsequently resell its items and materials to COMPANY in its own name.

         This AGEEMENT may be used by future Offshore Shuttle projects, up to the expiration of this AGREEMENT.

         In this context this AGREEMENT will be followed by CALL OFF ORDERS issued by COMPANY or PURCHASER. This AGREEMENT together with the subsequent CALL OFF ORDER(S) will define all requirements for the scope of supply.


1.3      OBJECTIVES

         The principles described in this AGREEMENT are important key elements in the overall strategy of both PARTIES for execution of the project.

         The objective of this AGREEMENT is to achieve significant savings through the consentrated purchasing power of CONTRACTOR related to the following main areas:

          -        Improved overall cost reductions
          -        Standardisation of types and dimensions
          -        Optimum delivery terms
          -        Optimum prices for products in the specified quality

         Any rebates and discounts shall be for the benefit of COMPANY.


2.0      ALTERATIONS

         This AGREEMENT may be altered, modified or abridged only by the issue of a CONTRACT AMENDMENT duly signed by both PARTIES.

         This AGREEMENT is signed in 2 originals, each PARTY will retain one original.


3.0      GOVERNING LAW AND DISPUTES

         The COMPANY Project Manager together with the CONTRACTOR Project Manager are granted full authority by the PARTIES to settle any disputes arising between CONTRACTOR and the PURCHASER over the interpretation or application of this AGREEMENT including the General Conditions for Sale and Purchase. If failing to reach agreement all disputes shall be brought to the attention of the Management Committee for settlement, due regard being taken to the particular interests of both parties as well as their common objectives.

         This agreement shall be governed by and construed in accordance with the laws of Norway.


4.0      VALIDITY

         This AGREEMENT is valid until 31.12.2001. Thereafter, it is valid for the next Shuttle projects until one of the PARTIES cancels the AGREEMENT. Such cancellation must be notified 6 months before the end of each year.

5.0      REPRESENTATIVES OF THE PARTIES

5.1 Each of the PARTIES shall appoint a REPRESENTATIVE who shall have the authority to act for and on behalf of the PARTY in question in all matters concerning the CONTRACT.

5.2 The REPRESENTATIVE may delegate specific duties to one or more other person(s). The other PARTY's REPRESENTATIVE shall be informed by NOTICE in writing of the specific authorities delegated. The person(s) to whom specific duties are thus delegated shall have no authority except as expressly provided for in the NOTICE.

5.3 Each of the PARTIES shall appoint a person who shall be responsible for the day to day administration of the WORK insofar as the results to be achieved are concerned, if different from the PARTY's REPRESENTATIVE.

5.4 The appointments, substitutions and delegations of authority under this Article shall be made by means of NOTICE to the other PARTY.

5.5 CONTRACTOR shall ensure that performance of the WORK is supervised and controlled by competent personnel to the satisfaction of the COMPANY REPRESENTATIVE.


6.0      NOTICES

6.1 All notices submitted and all communications exchanged under this AGREEMENT shall be in English and in writing, marked with AGREEMENT number, CALL OFF ORDER number, project reference, and addressed to the PARTIES as follows:

                  COMPANY:          MSO AS
                                    Luramyrveien 29
                                    301 Sandnes
                                    Norway
                                    Tel.: (47) 51 96 23 00
                                    Fax.: (47( 51 96 23 01
                                    Attn: Nigel Rose
                                    e-mail: nigel.rose@shuttle.no

                  CONTRACTOR;       Thyssen Stahlunion Gmbh
                                    Hans-Gunther-Sohl-Str. 1
                                    P.O. Box 101046
                                    40001 Dusseldorf
                                    Germany
                                    Tel.: (049) 211 967-9072
                                    Attn: Frank Samuels
                                    e-mail: samuels@ttc.CONTRACTOR.de

6.2 All NOTICES shall be submitted per telefax. NOTICES can also be submitted per mail or electronic mail, but only after specific agreement between the parties.

6.3      NOTICES shall be deemed received when actually sent.

6.4 NOTICE shall be deemed as served when received in the office of the PARTY in question within normal working hours. Upon request, receipt of NOTICE shall be confirmed in writing.

7.0      MONITORING

7.1      MANAGEMENT COMMITTEE

         A management committee with two (2) representatives from each PARTY shall monitor the AGREEMENT and the development of co-operation between the PARTIES. Each PARTY is free to appoint their representatives, but shall inform each other in writing prior to such action.

         The Management Committee shall meet on request from one of the PARTIES unless otherwise agreed.

7.2      QUALITY SURVEILLANCE

         Quality Surveillance shall be performed according to COMPANY'S Quality Surveillance Plan

7.3      REPORTING

         Progress reporting shall take place in accordance with the reporting procedure as enclosed in Exhibit "C".


8.0      CONFIDENTIALITY

         Both PARTIES shall treat as confidential all information received from the other PARTY and all information arising out of the co-operation under the purpose of this AGREEMENT. Neither PARTY will divulge to any third party the said information without the written consent of the other PARTY. In addition to the above, the confidentiality provisions of the CALL OFF ORDER shall apply between the PARTIES.

         All CONTRACTOR and subcontractor personnel shall sign Secrecy Declarations in accordance with the format as enclosed in Exhibit "D".

         See also Article 25 Confidential Information in Attachment 1 hereto.


9.0      GENERAL CONDITIONS FOR SALE AND PURCHASE

         This AGREEMENT shall be executed strictly in accordance with General Conditions of Sale and Purchase, enclosed in Attachment 1 hereto. These General Conditions shall govern all of CONTRACTOR'S procurement activities as well as its resale activities on a back to back basis.


10.0     QUALITY ASSURANCE

10.1     QUALITY SYSTEM REQUIREMENTS

         CONTRACTOR shall document and maintain a workable, functioning Quality System that meets the requirements of ISO 9002 or an equivalent standard that is accepted on an individual basis by COMPANY. CONTRACTOR shall further ensure that a Quality System of similar standard mentioned above is in place for any and all of its subcontractors under the CONTRACT.

10.2     QUALITY ASSURANCE PRINCIPLES

10.2-A Based on CONTRACTOR's existing Quality System, CONTRACTOR shall establish and maintain a Supplier Surveillance Program (SSP)/(Project Manual) for all work under this CONTRACT. The Quality Plan, which describes the SCOPE OF WORK and how it is to be performed, shall include or give reference to all procedures, activities, qualifications and resources to be valid for the WORK. The SSP shall be approved by COMPANY.

10.2-B Procedures may be either standard CONTRACTOR procedures or specific project procedures. COMPANY specifications, premises and requirements shall be covered by the procedures.

10.2-C Procedures shall be approved and implemented by CONTRACTOR before the actual work commences.

10.2-D CONTRACTOR shall issue the SSP within thirty (30) DAYS of award of each individual P.O. COMPANY shall review and approve the SSP at the latest 30 days prior to start of any manufacturing or fabrication activities under the P.O.

10.2-E CONTRACTOR shall submit to COMPANY, and keep updated throughout the CONTRACT period, three (3) controlled copies of the Quality Manual and the SSP. containing, information based on supplier's Quality Control Plan (QCP) and the Audit Plan.

10.2-F If at any time CONTRACTOR, in COMPANY's opinion, is not properly implementing the provisions of the SSP, COMPANY shall inform CONTRACTOR accordingly and may withhold up to 10% of the amounts invoiced each month until such time as the provisions of the SSP are fully implemented. The retention money is to be deducted from the performance bond (bank guarantee).

10.2-G COMPANY shall have the right to make unscheduled audits of CONTRACTOR's and subcontractor's Quality System, and also perform unscheduled Quality Surveillance activities.

10.2-H CONTRACTOR shall perform audits of its internal Quality System. Both CONTRACTOR's internal systems and subcontractor's internal systems shall be audited. These audits shall be comprehensive and shall ensure that the Quality Systems are functioning, and shall verify that the agreed procedures fulfil their objective.


11.0     YEAR 2000 CAPABILITIES

11.01 In addition to, and without limiting in any respect any other warranties, indemnities or obligations given or undertaken by CONTRACTOR under this CONTRACT, CONTRACTOR warrants that:

         a) All computer applications and systems software and all instrumentation and control systems which include embedded processing (together "software/systems") supplied or licensed to or developed for COMPANY under or pursuant to this CONTRACT, (including, without limitation, upgrades and modifications to software/systems previously supplied or licensed to or developed for COMPANY); and

         b) all computer hardware with embedded processing, and any upgrades or modifications thereto, supplied to COMPANY under or pursuant to this CONTRACT; and

         c) all other equipment, machinery or materials of whatsoever nature supplied, provided or made available to COMPANY under or pursuant to this CONTRACT which includes software/systems or computer hardware with embedded processing; and

         d) all software/systems and computer hardware with embedded processing and all equipment, manufacturing processes, machinery or materials which include or involve the use of such software/systems or hardware, utilized by CONTRACTOR directly or indirectly in or in connection with the performance of the WORK or supply of goods or the performance by CONTRACTOR of any of its obligations under this CONTRACT whether supplied, licensed, developed, made available or utilized before, during or after the Year 2000, shall include Year 2000 Capabilities at no added cost to COMPANY.

11.02    For the purpose of this Article, "Year 2000 Capabilities" means that:

         (1)      in relation to software/systems, it or they will:

                  a) completely and accurately address, produce, store and calculate data for dates before, during and after the year 2000; and

                  b) provide that all data-related functionalities and data fields include the indication of century and millennium either explicitly or by unambiguous algorithms or inferencing rules; and

                  c) correctly perform calculations which involve a four-digit field; and

                  d) not produce abnormally ending or incorrect results involving dates, before during or after the year 2000 as used in any forward or regression datebased functions; and

                  e)       recognize the year 2000 as a leap year; and

         (2) in relation to any such hardware, it will operate accurately and correctly with regard to all functions involving dates before, during and after the year 2000.

11.03 This warranty shall survive the expiry or termination of this CONTRACT and the expiry of any warranty or guarantee period contained in this CONTRACT.

11.04 Without prejudice to CONTRACTOR`s obligations hereunder and to any other right of inspection and audit given to COMPANY hereunder, the COMPANY may carry out such audits or inspections as it considers appropriate to establish compliance by CONTRACTOR and its Subcontractors with this Article and CONTRACTOR shall co-operate fully with all reasonable requests made by COMPANY for this purpose.

11.05 CONTRACTOR shall include an Article in the same terms as this Article, appropriately adapted, in any contract or sub-contract entered into by it in connection with the subject matter of this CONTRACT.

12.0     ORDER OF PRECEDENCE

         Documents provided as part of this AGREEMENT shall, in the event that they conflict, be considered in the following ORDER of precedence:

         A)       THIS CONTRACT AGREEMENT
         B)       EXHIBIT ,,A" -  SCOPE OF WORK WITH ATTACHMENTs
         C)       THE CALL OFF ORDER.
         D)       GENERAL CONDITIONS FOR SALE AND PURCHASE
         E)       EXHIBIT "B" - TECHNICAL SPECIFICATIONS
         F)       EXHIBIT "C" - PROCUREMENT REPORTING PROCEDURE
         G)       EXHIBIT "D".- SECRECY DECLARATION


13.0     ASSIGNMENT

13.1 CONTRACTOR shall not assign its rights and obligations under this CONTRACT without prior written approval from COMPANY. Such approval shall not be unreasonably withheld.

13.2 Subject to prior written NOTICE to CONTRACTOR, COMPANY may assign its rights and obligations under this CONTRACT to any third party that COMPANY documents to be financially sound and capable of fulfilling the financial obligations of COMPANY under the CONTRACT.

13.3 This CONTRACT shall and be binding upon the respective successors and assignees of the PARTIES hereto.


14.0     ATTACHMENT

         The following attachment. is enclosed below:

         ATTACHMENT 1 - GENERAL CONDITIONS FOR SALE AND PURCHASE


IN WITNESS WHEREOF, the authorised representatives of the PARTIES have executed this document.


CONTRACTOR:                             COMPANY:

Thyssen Stahlunion Gmbh                 Marine Shuttle Operations A/S


By;____________________________         By;______________________________


Name; _________________________         Name; ___________________________

Title; ________________________         Title; __________________________

Date of Signature;_____________         Date of Signature;_______________

                                                            CONTRACT NO. C99-005
                                               CONTRACT AGREEMENT - ATTACHMENT 1






                    FRAME AGREEMENT FOR PROCUREMENT SERVICES




                        CONTRACT AGREEMENT - ATTACHMENT 1


                               GENERAL CONDITIONS

                                       FOR

                                SALE AND PURCHASE

                    GENERAL CONDITIONS FOR SALE AND PURCHASE


                                TABLE OF CONTENTS


ITEM          DESCRIPTION                                                   PAGE
----          -----------                                                   ----

-             COVER PAGE                                                       1

-             TABLE OF CONTENTS                                                2

1.0           DEFINITIONS                                                      4

2.0           AGREEMENT DOCUMENTS INTERPRETATION                               4

3.0           SELLERS PRIMARY OBLIGATIONS                                      4

4.0            ASSIGNMENT AND SUBCONTRACTS                                     5

5.0            QUALITY ASSURANCE                                               5

6.0            INSPECTIONS AND TESTS                                           5

7.0            PROGRESS                                                        6

8.0            CHANGE ORDERS                                                   6

9.0            APPLICABLE LAW AND REGULATION                                   7

10.0           DELIVERY OF THE GOODS                                           7

11.0           ERECTION                                                        8

12.0           GUARANTEES AND ACCEPTANCE OF THE GOODS                          8

13.0           SELLER'S BANK GUARANTEE OR EQUIVALENT SECURITY                  8

14.0           PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT              9

15.0           TITLE TO AND CARE OF THE GOODS                                  9

16.0           SELLER'S DELAY                                                  9

17.0           SELLER'S LIABILITY FOR DEFECTS AND BREACH OF GUARANTEES         9

18.0           TERMINATION BECAUSE OF SELLER'S DEFAULT                        10

19.0           PURCHASER'S BREACH OF AGREEMENT                                11

20.0           FORCE MAJEURE                                                  11

21.0           CANCELLATION                                                   11

22.0           SUSPENSION                                                     12

23.0           INDEMNITY                                                      12

24.0           INSURANCES                                                     12

25.0           CONFIDENTIAL INFORMATION                                       12

26.0           RIGHTS TO DOCUMENTS AND COMPUTER PROGRAMS                      13

27.0           INVENTIONS/PATENTS                                             14

28.0           GOVERNING LAW AND DISPUTES                                     14

                    GENERAL CONDITIONS FOR SALE AND PURCHASE


1.0      DEFINITIONS

1.1 "AGREEMENT" means the Purchase Order Form, these General Conditions, and other documentation which is made part of the AGREEMENT by special reference in the Purchase Order Form.

1.2 "FORCE MAJEURE" means any occurrence beyond a party's control and which he could not reasonably have foreseen when the AGREEMENT was entered into and whose effects he cannot reasonably be expected to overcome or avoid.

1.3 "GOODS" means all items to be provided under this AGREEMENT whether raw materials, equipment, processed materials, fabricated products, drawings, documents and other items as applicable.

1.4 "CONTRACT PRICE" means the total sum due to SELLER and specified as such in the Purchase Order Form, or as such sum is increased or decreased in accordance with the provisions of this AGREEMENT.

1.5 "PURCHASER" means the buyer of the GOODS as stated on the front page of the Purchase Order Form.

1.6 "SELLER" means the supplier of the GOODS as stated on the front page of the Purchaser Order Form.

1.7 "PURCHASER GROUP" means PURCHASER, his affiliated companies participating in the work, his subcontractors and their contractors and subcontractors, participating companies in an enterprise established for the performance of the work, and the employees of the aforementioned companies.

1.8 SELLER GROUP" means SELLER, his affiliated companies participating in the work, his subcontractors and their contractors and subcontractors, participating companies in an enterprise established for the performance of the work, and the employees of the aforementioned companies.

1.9 "WORK" means all work and services, including but not limited to the GOODS, which SELLER shall perform or cause to be performed as defined in SCOPE OF WORK.


2.0      AGREEMENT DOCUMENTS INTERPRETATION

         The AGREEMENT consists of the documents mentioned in this Article. In the event of any conflict between the documents, they shall be given priority as outlined in the Conditions of Contract Article 12.


3.0      SELLER'S PRIMARY OBLIGATIONS

3.1 SELLER shall manufacture and/or deliver the GOODS and perform the WORK in a professional and workmanlike manner and in accordance with the provisions of this AGREEMENT.

3.2 The major spare parts for the GOODS shall be available throughout the normal lifetime of the GOODS, limited upwards to 20 years.

3. 3 Seller shall search for defects, discrepancies, omissions and inconsistencies ("errors") in the AGREEMENT documents provided by PURCHASER and shall without undue delay notify in writing PURCHASER of any such "errors" discovered.

3.4 If SELLER fails to notify PURCHASER of such "errors" in the AGREEMENT documents, and which SELLER has or ought to have discovered, all direct extra costs resulting therefrom shall be borne by SELLER:

3.5 Upon receipt of notice from SELLER according to Article 3.3., PURCHASER shall, without undue delay, either have the necessary corrections made, or give SELLER instructions according to Article 8.0 as to how he shall proceed.

3.6 SELLER shall in a timely manner obtain and maintain all authorisations and permits as may be necessary for the manufacturing and/or delivery of the GOODS an/or performance of the WORK and which are required to be and can be obtained in the name of SELLER. PURCHASER shall free of charge to the SELLER provide any necessary assistance in this connection.

3.7 SELLER shall give PURCHASER such information regarding the manufacture of the GOODS and/or performance of the WORK and about SELLER GROUP which PURCHASER is bound to give to the authorities.


4.0      ASSIGNMENT AND SUBCONTRACTS

4.1 SELLER shall not assign this AGREEMENT or subcontract any part of this AGREEMENT without PURCHASER's prior written approval. Use of hired labour and minor purchases shall, however, not be subject to such approval.

4.2 PURCHASER may assign any or all of his rights or obligations under this AGREEMENT to a third party, provided that PURCHASER can demonstrate that the assignee has the financial strength and the necessary resources required under the AGREEMENT.


5.0      QUALITY ASSURANCE

5.1 SELLER shall have an implemented and documented system for quality assurance in accordance with applicable parts of IS0 9000 or equivalent. PURCHASER or his representative shall have the right to undertake reasonably qualify audits and verification of SELLER's and any subcontractor's quality assurance system.


6.0      INSPECTIONS AND TESTS

6.1 PURCHASER, or his authorised representative, has, to a reasonable extent, the right to make inspections in order to verify that the GOODS will be manufactured and/or delivered in accordance with the conditions of this AGREEMENT.

         In addition, PURCHASER has the right to have implemented tests and attend the same as specified in this AGREEMENT. Such inspections and tests may be made at SELLER's facilities, and/or at any of his subcontractor's facilities. The tests at the manufacturers facilities shall be included in the QA plan/Supplier Surveillance Plan.

6.2 SELLER shall give necessary assistance in carrying out these inspections. SELLER shall, if requested by PURCHASER, supply to PURCHASER test reports, material certificates, calculations etc.

6.3 The above mentioned inspections and tests do not exempt SELLER from the responsibility for the GOODS according to this AGREEMENT. The same applies if SELLER provides PURCHASER with technical or other documentation for PURCHASER's review or approval. Supplier technical documentation shall have to be approved by PURCHASER.


7.0      PROGRESS

         If SELLER has reason to believe that any part of the GOODS or WORK will be delayed, he shall without undue delay notify PURCHASER in writing. SELLER shall within 7 calendar days after receiving such notice inform PURCHASER in writing about the following:

         a)       The reason for and extent of the delay, and
         b) efforts that SELLER considers appropriate to avoid, limit or recover the delay.

7.2 If the measures proposed or implemented by SELLER are insufficient to avoid or recover the delay, then PURCHASER may require SELLER to take measures considered necessary. If SELLER maintains that he has no obligation to implement the measures required by PURCHASER, the change order provisions in ARTICLE 8 apply accordingly.


8.0      CHANGE ORDERS

8.1 PURCHASER has the right to order changes to the WORK. Such changes may include an increase or decrease in the quantity, character, quality, kind or manufacture of the WORK or part thereof, and adjustments to the schedule, provided that such changes do not exceed that which SELLER could reasonably have expected when this AGREEMENT was signed. Such order of changes shall be made by means of a Change Order issued by PURCHASER.

8.2 Before PURCHASER issues a Change Order, he may require that SELLER without undue delay shall submit to PURCHASER an estimate containing:

         a)       A description of the work to be performed under the Change
                  Order

         b)       The effect on the CONTRACT PRICE

         c)       The effects on the schedule, including the payment schedule .

         SELLER shall inform PURCHASER as soon as possible and within the time limit specified in the change order for such an estimate.

8.3 A Change Order shall be clearly identified as such and issued on a standard form, and contain a complete description of its effect on the AGREEMENT.

8.4 Unless otherwise agreed in the AGREEMENT, the effect of the Change Order shall be agreed between the parties based on the general level of pricing in the AGREEMENT

8.5 SELLER shall upon PURCHASER's request according to Article 8.3 implement a Change Order, even if the parries have not agreed upon the Change Order's effect on the AGREEMENT, including CONTRACT PRICE and schedule

8.6 In the event that the parties have not agreed upon the Change Order's effect on the CONTRACT PRICE or the schedule, PURCHASER shall pay the undisputed amount. The disputed amount shall then be presented to the Management Committee for final decision.

8.7 If PURCHASER requests changes which in SELLER's opinion is not part of his obligations, then SELLER shall request PURCHASER to issue a Change Order and shall, as soon as possible, prepare an estimate in accordance with Article 8.2.

         If SELLER has not presented a request for a Change Order without delay after PURCHASER has requested the changes, then he loses the right to consider the changes have any effect on the CONTRACT PRICE or schedule.

         A request for a variation order shall be presented by means of a prescribed form known as a Change Order request. It shall contain a specified description of the work the request relates to and the effects, which in SELLERS's opinion it will have on the Schedule and the CONTRACT PRICE.

8.8      When SELLER has made a request within the time limit specified in
         Article 8.7, PURCHASER shall, within a reasonable time, issue a Change Order in accordance with the provisions of Article 8. If PURCHASER is of the opinion that this work is included in the WORK, it shall be expressly recorded that the variation order is disputed (Disputed Change Order). A Disputed Change Order shall be expressly identified as such and shall be issued on a special form, which shall identify the work in dispute between the parties and state PURCHASER's reason for regarding the Change Order as disputed. Article 8.6 shall apply accordingly.


9.0      APPLICABLE LAWS AND REGULATXONS

9.1. SELLER shall keep himself informed of and comply with the applicable laws and regulations, requirements and orders of certifying agencies and public authorities. If such laws and regulations adopted after signing of this AGREEMENT necessitate changes, and this affects SELLER's cost or progress, SELLER may require an adjustment of the CONTRACT PRlCE and/or schedule reflecting the effect of such laws and regulations.

9.2. The above provisions shall not apply to changes in laws and regulations relating to taxation or National Insurance or similar contributions.


10.0     DELIVERY OF THE GOODS

10.1 The GOODS shall be delivered properly packed and marked at the agreed place of delivery and within the stipulated time(s) as set out in the Purchase Order Form. Delivery terms shall be interpreted in accordance with INCOTERMS 1990.

10.2 In the absence of applicable specification for storage, preservation, packaging and marking, SELLER shall nevertheless ensure that all items to be delivered are properly stored, preserved, packed and marked so as to avoid deterioration, damage or loss,

10.3 If it has been agreed that SELLER shall erect the GOODS or that functional tests shall be carried out in connection with the delivery, SELLER's obligations are not completed until tests as specified or the erection work has been carried out.

11.0     ERECTION

11.1. Erection work shall not be part of the AGREEMENT unless expressly agreed in the Purchase Order Form. In such case the following terms shall apply:

11.2. In adequate time before the erection, SELLER shall present a plan for the assistance to be rendered by PURCHASER according to the AGREEMENT.

11.3 If the erection is carried out according to an agreed firm price, such price shall include all expenses and services not expressly excluded in the Purchase Order Form. Such price shall also include a test run and commissioning if this is expressly stated.

11.4 The erection work shall be carried out within the framework of the regulations imposed by public authorities, and the safety, security and control procedures applicable at the place of erection. PURCHASER may request that SELLER or his representative as well as SELLER's employees sign reasonable confidentiality undertakings required by PURCHASER.


12.0     GUARANTEES AND ACCEPTANCE OF THE GOODS

12.1 SELLER guarantees that the WORK conforms to the requirements of this AGREEMENT. SELLER also guarantees that materials and equipment provided by SELLER for incorporation into the GOODS are new and that the WORK is free of defects in design, material and workmanship.

12.2 Unless otherwise stated in the AGREEMENT, the guarantee period for the WORK commences when the GOODS have been delivered and all other work under the AGREEMENT has been completed, and expires 12 months from the date the GOODS are taken into use for their intended purpose, but limited to 30 months from the date of delivery.

12.3 The guarantee period for the WORK shall not run as long as the GOODS are inoperative as a result of repairs necessary for the GOODS to meet the requirements of the AGREEMENT.

12.4 If SELLER has performed guarantee work during the guarantee period, SELLER shall guarantee the parts of the WORK so repaired, for a period of 12 months from the date of completion of the guarantee work unless the remaining part of the guarantee period in Article 12.2 is longer. The length of the guarantee for such parts of the work shall, however, under no circumstances extend beyond 30 months after the completion of the first guarantee work.


13.0     SELLERS'S BANK GUARANTEE OR EQUIVALENT SECURITY

13.1 If it is required in the Purchase Order Form, SELLER shall at his cost furnish a Bank Guarantee or other security in a form acceptable to PURCHASER which shall equal 10% of the CONTRACT PRICE at the effective date of this AGREEMENT.

13.2 The Guarantee or equivalent security shall be effective from the date of SELLER's acceptance of the Purchase Order Form, and remain effective for its full value from the date of issue until expiry of the guarantee period according to Article 12.2. From the expiration of the guarantee period according to Article 12.2 a Bank Guarantee or other security in a form acceptable to PURCHASER shall be provided for an amount equal to the cost of any remaining guarantee work.

13.3 In the event of advance payments, SELLER shall at his cost provide another Bank Guarantee or other security in a form acceptable to PURCHASER, which shall at all times equal the amount which exceeds the value of PURCHASER's title to the GOODS. The Guarantee or equivalent security shall be furnished to PURCHASER before the time of presentation of SELLER's invoice in accordance with Article 14. The guarantee shall remain effective until delivery has taken place.


14.0     PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT


14.1 PURCHASER shall pay the CONTRACT PRICE to SELLER according to the payment schedule as set out in the Purchase Order Form.

14.2. Unless otherwise agreed the undisputed part of an invoice shall be paid within 30 days after delivery and receipt of correct invoice.

14.3 PURCHASER or his authorised representative has the right to audit during business hours, all documentation insofar as it relates to reimbursable work. PURCHASER shall have this right for a period from date of the AGREEMENT until two years after the expiration of the year in which delivery of GOODS took place.

14.4 In the event of late payment, SELLER has the right to claim interest in accordance with the Norwegian "Interest on late Payments Act" (Morarenteloven).


15.0     TITLE TO AND CARE OF THE GOODS

15.1 Title to the GOODS shall pass to PURCHASER as parts of the GOODS are identified, marked or separated for the purpose of this AGREEMENT, or when GOODS are paid for by PURCHASER if this occurs earlier. Notwithstanding the passing of title, SELLER shall retain responsibility for care and custody of the GOODS until delivery.

15.2 Any part of the GOODS with respect to which title has passed to PURCHASER, but which remain in the possession of SELLER, shall be clearly marked and registered as being held for delivery to PURCHASER and as being the property of PURCHASER.


16.0     SELLER'S DELAY

16.1 Delay occurs when SELLER fails, due to circumstances for which SELLER is responsible for, to meet any penalty milestone described in the AGREEMENT.

16.2 In the event of delay in relation to penalty milestones, SELLER shall pay liquidated damages equal to 0,l5 % of the non-delivered material value per day to PURCHASER. The cumulative liability for delay shall, however, not exceed 10% of the CONTRACT PRICE. PURCHASER shall have no other remedy for delay than that specified in this Article and Article 18.1.

16.3 Accrued liquidated damages shall be settled in connection with the final account.


17.0     SELLER'S LIABILITY FOR DEFECTS AND BREACH OF GUARANTEES

17.1 As soon as reasonably possible after delivery, PURCHASER shall check the GOODS. PURCHASER is not obligated to check the GOODS before they have arrived at the premises where they are to be used according to the AGREEMENT, nor before any erection work according to Article 11 has been completed if such erection has been agreed. PURCHASER's obligation to check the GOODS similarly applies when SELLER has remedied defects.

17.2 PURCHASER shall submit a notice in writing as soon as possible after he has discovered a defect. The notice to SELLER shall contain a specific description of the defect. The period allowed for complaints expires under all circumstances one month after the guarantee period has expired.

17.3 SELLER shall remedy defects caused by breach by SELLER of the guarantee responsibilities defined in Article 12 above at his expense.

17.4 SELLER shall consult with PURCHASER as to the remedial measures SELLER intends to effect. If SELLER is not able to remedy a defect within a reasonable time after PURCHASER'S notification of the defect, PURCHASER shall be entitled to perform himself, or cause to be performed by third parties, said rectification. All necessary direct costs of such rectification shall be borne by SELLER, provided PURCHASER acts in a reasonable manner. In such instances SELLER shall immediately be informed.

17.5 In addition PURCHASER may claim damages for defects according to law limited to 15% of the CONTRACT PRICE.

17.6 SELLER's liability for rectification of defects discovered during the guarantee period and for damages at law shall be limited to 100% of the CONTRACT PRICE.

17.7 In case of repair or replacement offshore, PURCHASER shall arrange and pay for dismantling of other objects to provide access to the GOODS, transportation from onshore base to the installation and return, stay on the installation, heavy lift operations offshore and extra costs associated with work performed below the water level.


18.0     TERMINATION BECAUSE OF SELLER'S DEFAULT

18.1 PURCHASER has the right to terminate this AGREEMENT with immediate effect by written notice to SELLER if one or more of the following situations occur:

         a)       SELLER becomes insolvent or stops his payments

         b)       SELLER is in substantial breach of his obligations thereunder

         c) PURCHASER has become entitled to maximum liquidated damages according to Article 16.

18.2 If the AGREEMENT is terminated pursuant to Article 18.1., PURCHASER shall be entitled to either:

         (i) Demand restitution of any payments made and/or materials or equipment supplied by PURCHASER, or

         (ii) Demand delivery of the GOODS, materials, PURCHASER provided items, subcontracts, documents and other rights which are necessary to enable PURCHASER to complete the WORK by himself or with assistance from others. If PURCHASER has demanded such delivery, PURCHASER shall pay the CONTRACT PRICE related to the part of the GOODS and other services taken over.

18.3 If the AGREEMENT is terminated pursuant to Article 18.1, PURCHASER shall be entitled to enforce one or more of the following claims:

         a) PURCHASER may claim damages for delay solely in the form of liquidated damages in accordance with the provisions of
                  Article 16.0 calculated on the basis of the number of calendar days by which the final penalty milestone would have been exceeded due to any circumstances for which SELLER would have been responsible, if SELLER had completed and delivered the GOODS and completed the WORK.

         b) PURCHASER may claim damages for defects and other breaches of contract subject to the limitations set out in Article 17.6.

         The total liability of SELLER shall, whether the AGREEMENT is terminated or not, under no circumstances exceed 100% of the CONTRACT PRICE.


19.0     PURCHASER'S BREACH OF AGREEMENT

19.1 If PURCHASER is in breach of any of his obligations of the AGREEMENT, SELLER is entitled to an adjustment of the Schedule and for the CONTRACT PRICE in accordance with the provisions of Article 8. Such adjustment shall reflect the consequences of the delay caused to SELLER by PURCHASER's breach of contract. PURCHASER shall issue such a Change Order without undue delay after receiving SELLER's request.

         SELLER loses his right to request a Change Order if he has not made such request without undue delay after discovery of the breach of contract.


20.0     FORCE MAJEURE

20.1 Neither of the parties shall be considered in default of their obligation according to this AGREEMENT to the extent that if can be established that performance of such obligations was hindered by FORCE MAJEURE.

20.2 The party affected by FORCE MAJEURE shall as soon as possible give notice to the other party about the situation.

20.3 If a FORCE MAJEURE situation continues without interruption for a period of 60 days or more, each of the Parties shall be entitled to terminate the affected Purchase Order by written notice to the other Party. The provisions of Articles 21.2 and 21.4 apply accordingly.


21.0     CANCELLATION

21.1 PURCHASER has the right to cancel this agreement at any time by giving written notice to SELLER. For standard off the shelf items no cancellation fee beyond documented expenses is to be paid.

21.2 For specially manufactured items that are cancelled, PURCHASER shall pay to SELLER:

         a) The unpaid balance due for the work actually performed on the GOODS
         b) All necessary direct expenses incurred by SELLER directly attributable to the cancellation

21.3 In addition PURCHASER shall pay a cancellation fee equal to the lesser of:

         a)       4% of the CONTRACT PRICE, or
         b) 6% of the part of the CONTRACT PRICE which is not paid at the date of cancellation and which shall not be paid pursuant to
                  Article 21.2 a).

         PURCHASER shall be entitled to deduct from the cancellation fee such claims as have been presented to SELLER prior to the date of cancellation and have been accepted by SELLER and any other disputed amounts notified to SELLER.

21.4     Payment shall be made in accordance with the provisions in Article
         14.0. SELLER shall, in accordance with PURCHASER's instructions, endeavour to cancel subcontracts on terms acceptable to PURCHASER.

21.5 SELLER shall transfer to PURCHASER in accordance with PURCHASER's instructions the GOODS and other items for which SELLER is entitled to receive payment under this AGREEMENT, together with copies of all plans, drawings, specifications and other documents which PURCHASER is entitled to use.


22.0     SUSPENSION

22.1 PURCHASER may require SELLER to suspend the performance of the work under this AGREEMENT, for a maximum of 120 days. Thereafter the SELLER has the right to terminate the applicable Purchase Order. PURCHASER shall in that case have to compensate SELLER for all directly applicable out of pocket expenses.

22.2 Upon receiving any such notice of suspension, SELLER shall promptly suspend the work to the extent specified, and during the period of such suspension, properly protect all work in progress and materials, supplies and equipment which SELLER has on hand for performance of the work.

22.3 Unless otherwise stated in this AGREEMENT, PURCHASER shall reimburse SELLER for reasonable costs and expenses incurred as a result of any suspension order and associated reinstatement order. In no event shall SELLER be entitled to any compensation for loss of prospective profits or damages caused by such suspensions or withdrawals of suspension.


23.0     INDEMNITY

23.1 Both parties shall mutually indemnify and hold each other harmless from and against all losses or damages to their respective properties or personnel in connection with or as a result of this AGREEMENT, whether or not contributed to by negligence in any form.

23.2 However, this provision shall not affect SELLER's responsibility for loss or damage to the GOODS pursuant to Articles 10, 12, 15 and 17.

23.3 PURCHASER shall indemnify SELLER GROUP from PURCHASER GROUP's own indirect losses, and SELLER shall indemnify PURCHASER GROUP from SELLER GROUP's own indirect losses. This applies regardless of any liability, whether strict or by negligence, in whatever form, on the part of either group and, except as stated in Article 21.3, and regardless of any other provisions of the CONTRACT.

         Indirect losses according to this provision include, but are not limited to, loss of earnings, loss of profit, loss due to pollution and loss of production and any consequential damages.


24.0     INSURANCES

24.1 SELLER shall provide and maintain an all risk insurance, or equivalent insurance, covering the GOODS, materials and PURCHASER provided items against physical loss or damage in accordance with the insurance conditions, until delivery has taken place.

24.2     SELLER shall provide and maintain the following insurance:

         a) Workman's compensation or employer's liability insurance or equivalent to the extent required by applicable laws, and

         b) Liability insurance covering SELLER's liability at law for damage to property and personal injury.

24.3 At PURCHASER's request SELLER shall furnish to PURCHASER certificates of insurance or confirmed copies of the policies with the necessary information, including the expiration date, relating to insurance required under this Article.

24.4 The insurance required under Article 24.1 above shall state that PURCHASER GROUP and SELLER GROUP are co-insured, and that the insurers shall waive any right of subrogation against PURCHASER GROUP.


25.0     CONFIDENTLAL INFORMATION

25.1 All information furnished by the parties to each other in connection with this AGREEMENT, shaI1 be treated as confidential. Each of the parties may, however, disclose confidential information to third parties to the extent necessary for the manufacture of, use and control of the GOODS. In such case the parties shall secure written Secrecy Declarations from third parties. SELLER is liable for any damage PURCHASER may suffer as a result of an infringement of these obligations.

25.2 SELLER shall not publish information concerning the AGREEMENT or work performed hereunder without PURCHASER's written approval. Such approval shall not unreasonably be withheld.


26.0     RIGHTS TO DOCUMENTS AND COMPUTER PROGRAMS

26.1 Documents and computer programs provided by PURCHASER to SELLER or which are developed mainly on the basis of such documents and computer programs, shall be the property of PURCHASER. The same applies to all copies of the aforementioned documents and computer programs.

         Such documents, computer programs or copies shall not be used by SELLER other than for the purpose of manufacturing the GOODS. Such documents, computer programs or copies shall be returned to PURCHASER at the expiry of the AGREEMENT.

26.2 Documents and computer programs provided by SELLER to PURCHASER or which are developed mainly on the basis of such documents and computer programs and which is not part of the GOODS, shall remain the property of SELLER. The same applies to all copies of the aforementioned documents and computer programs.

         PURCHASER shall only be entitled to use such documents, computer programs and copies in connection with the operation, repair, modification and maintenance of the GOODS.

26.3 All other documents computer programs and copies thereof developed by SELLER in connection with the work, shall be the property of SELLER.

27.0     INVENTIONS/PATENTS

27.1 Inventions made by SELLER during the manufacture of the GOODS shall be the property of SELLER. Notwithstanding the above, inventions that are mainly based on technical information that SELLER has received from PURCHASER, shall be the property of PURCHASER. SELLER shall notify PURCHASER of such inventions that are PURCHASER's property, and SELLER shall provide the necessary assistance in order to enable PURCHASER to acquire patents to such inventions. PURCHASER shall reimburse SELLER for all reasonable expenses incurred in connection with acquiring such patents, including compensation which any employee of SELLER may be entitled to according to the applicable law.

27.2 SELLER shall grant to PURCHASER an irrevocable, royalty-free, nonexclusive licence to inventions now or hereafter controlled by SELLER to the extent necessary for the operation, maintenance and repair of the GOODS.


28.0     GOVERNING LAW AND DISPUTES

28.1 This AGREEMENT shall be governed by and construed in accordance with the laws of Norway, and any disputes shall be formally decided by arbitration according to the rules of the Norwegian Civil Procedures Act of August 13, 1915 chapter 32.

28.2 The proceedings shall take place in Oslo, unless both parties agree on another legal venue.

                                                            CONTRACT NO. C99-005
                                                                     EXHIBIT "A"




















                    FRAME AGREEMENT FOR PROCUREMENT SERVICES




                                   EXHIBIT "A"


                                  SCOPE OF WORK

                                 SCOPE OF WORK


                                TABLE OF CONTENTS




ITEM           DESCRIPTION                                                  PAGE
----           -----------                                                  ----


-             COVER PAGE                                                       1

-             TABLE OF CONTENTS                                                2


1.0           GENERAL                                                          3


2.0           TERMS OF DELIVERY/DELIVERY DATE                                  4


3.0           TERMS OF PAYMENT /INVOICE SCHEDULE                               4


4.0            PLANNING PROGRESS REPORTING AND EXPEDITING                      5


5.0            ATTACHMENTS                                                     5

                                 SCOPE OF WORK


1.0      GENERAL

         The Procurement Services performed by CONTRACTOR shall be carried out in accordance with CONTRACTOR'S Procurement Manual (Doc.no. TSU-MSO-OS 1-MAN-001/99) as approved by COMPANY.


1.1      SCOPE OF SUPPLY

         The SCOPE OF WORK comprises complete delivery of goods as listed in this AGREEMENT and ordered by separate CALL OFF ORDERS. This includes the Procurement Packages specified in Attachment 1 hereto. Pre-qualification of potential suppliers shall take place as agreed between the PARTIES.


1.2      PRICES AND PROCUREMENT FEE

         Prices and conditions obtained from the individual manufacturers/suppliers shall be disclosed to COMPANY and COMPANY and CONTRACTOR shall make a mutual bid evaluation and decision regarding nomination of manufacturer

         For the procurement activities CONTRACTOR will be remunerated a fee of 5,0% if the Shuttle is built in Germany and 5,25% if the Shuttle is built in Europe outside Germany and 5,5% if the Shuttle is built outside Europe. The fee will cover all normal travel cost in connection with the execution of this AGREEMENT.

         All cost associated with the assignment of a Procurement Co-ordinator for the pre-construction preparation period (starting December 1, 1998) beyond 9 month's duration shall be compensated separately. The 9-month period is compensated as outlined under 3.1 below.


1.3      OPTIONS

1.3.1    STORAGE

         COMPANY has the right to store the goods for up to 4 weeks free of charge at the manufacturer's premises after the goods are declared ready for delivery.

         Each item must be marked with an identification number and the name of COMPANY and be kept separated from other items.

         Proper transportation conditions, storage and, care and preservation of the goods under the storage sufficient to ensure that the guarantee is maintained shall be the responsibility of CONTRACTOR.

         If storage exceeds 4 weeks a storage fee, which has to be agreed upon, shall apply.


1.4      MANUFACTURERS

         Final approval of manufacturers shall be made by COMPANY.

2.0      TERMS OF DELIVERY / DELIVERY DATE

2.1      TERMS OF DELIVERY

         CIF, free-out fabrication yard/sub-contractor as per Incoterms 1990.


2.2      DELIVERY DATE / DELIVERY TIME

2.2.1    DELIVERY DATE

         The contractual delivery date shall be the date when the ordered goods shall be delivered in accordance with COMPANY's instructions. Deviation from this Delivery Date shall form the basis for calculating any applicable liquidated damages in accordance with Article 16 of the CONTRACT AGREEMENT - ATTACHMENT 1.


2.2.2    DELIVERY TIME

         According to agreed COMPANY delivery schedule.


2.3      RUSH DELIVERY

         The mills shall have the flexibility to execute rush deliveries for minor quantities. Such rush deliveries must be agreed with COMPANY on a case by case basis as well as prices for such deliveries.


2.4      PACKING AND MARKING

         If required the goods shall be packed according to COMPANY packing and marking requirements, adequately for the transportation intended to COMPANY's construction site. Any special marking requirements shall be specified in the CALL OFF ORDERS from COMPANY.


3.0      TERMS OF PAYMENT / INVOICE SCHEDULE


3.1      TERMS OF PAYMENT AND INVOICE SCHEDULE

         Terms of payment shall read 30 days net after date of the invoice.

         100% of the price shall be invoiced upon delivery of the goods including all documentation and certificates. Goods or material without certificates cannot be used for construction. Thus if agreed documentation and certificates are missing or are incomplete the items shall NOT be considered delivered.

         In order to cover CONTRACTOR's procurement and travelling expenses prior to the first delivery, CONTRACTOR shall be entitled to invoice on a monthly basis DM 50.000 to COMPANY starting December 1, 1998. These payments will be set off against the procurement fees to be paid by COMPANY on the deliveries.

4.0      PLANNING, PROGRESS REPORTING AND EXPEDITING

         CONTRACTOR shall perform all necessary expediting activities within its own and its procurement organisation, to ensure that the goods are delivered in accordance with the requirements of the CALL OFF ORDERS.

         CONTRACTOR shall report the general status of progress in a frequency agreed with COMPANY. Any possible delays in delivery shall be notified immediately, together with the intended corrective actions hereto. See Procurement Reporting Procedure under Exhibit "C".


5.0      ATTACHMENTS

         The following attachments form an integral part of this AGREEMENT. CONTRACTOR is required to comply in full with the instructions contained herein.

         ATTACHMENT 1      -        PROCUREMENT PACKAGES

         ATTACHMENT 2      -        SUPPLIER DOCUMENTATION FOR ROLLED PROFILES/
                                    TUBULARS/PLATES

[MARINE SHUTTLE LOGO]                                             [THYSSEN LOGO]


                              PROCUREMENT PACKAGES



GENERAL: Procurement services provided by Contractor will include the delivery of all material, equipment and machinery and will not be limited to procurement packages as listed below:



PACKAGE NO.                           PACKAGE
-----------                           -------

1.          Ballast Water Pumps incl. hydraulic drive system,if any.

2.          Umbilicals and connectors.

3.          Hydraulic valve control system

4.          Umbilical winches and retrieval reel.

5.          Electrical equipment and power generation.

6.          Hydraulic actuated valves,sluice,stop and check valves.

7.          Instrumentation, monitoring and control system.

8.          Communication and CCTV system.

9. Primary and major secondary steel material for hull and outfitting, Grade S420M3Z.

10.         Ring stiffeners and profiles, Grade S420M3Z.

11.         Pipes, tubulars and fittings sized 2" and above.






--------------------------------------------------------------------------------
THYSSEN      ISSUED BY:   APPROVED BY:  DOC. NO. TSU-MSO-OS1   REV.      DATE
 STAHLUNION    Da            FGS          PROC- 005/99          0      08/13/99
--------------------------------------------------------------------------------

[MARINE SHUTTLE LOGO]                                             [THYSSEN LOGO]




                             OFFSHORE SHUTTLE NO. 1
                                       FOR
                         MARINE SHUTTLE OPERATIONS A.S.




                             SUPPLIER DOCUMENTATION


                                       FOR


                         ROLLED PROFILES/TUBULARS/PLATES






                             THYSSEN STAHLUNION GMBH
                                   DUSSELDORF



--------------------------------------------------------------------------------
THYSSEN       ISSUED  APPROVED     DOC. NO.     REV.    DATE     NO OF PAGES:
 STAHLUNION    BY:      BY:      TSU-MSO-OS1
               Da       FGS      GEN- 003/99     0    08/13/99        4
--------------------------------------------------------------------------------

                  Supplier Documentation for Rolled Tubulars/Profiles/Plates


--------------------------------------------------------------------------------------------------------------------------
     Document                        Documentation                      Issue            Submission after Order
    SDRL-Code                                                           With
     NS 5820                                                             Bid      For Review/      To site     Incl. in
     Par. No.                                                                      Acceptance                 Final Doc
--------------------------------------------------------------------------------------------------------------------------
       4.2         Supplier Master Document Register                     Yes          2WA0           NIA         N/A

       5.6         Typical Engineering, procurement and                  Yes          2WA0          N /A         N/4
                   manufacturing schedule (EPMS)

       5.7         Q-plan & Inspection and test plan                     N/A          2WA0           N/A         N/A
                   List of content for manufacturing
       9.1         record/fabrication dossier (for Welded Tubulars       N/A        Retained         N/A          F
                   only)

       9.2         Certificate of compliance                             N/A          N/A            N/A          F

       9.2         Material certificates                                 N/A        Retained          D          N/A
                   Base Material and Weldability Documentation, see
       9.3         notes 1) & 2)                                         Yes        Retained         N/A         N/A

       9.3         Dimensional control report (for Welded                N/A          N/A             D          N/A
                   Tubulars only)

       9.3         Surface Preparation and Coating Procedure             N/A        Retained         N/A         N/A

       9.3         NDE-Procedures                                        N/A        Retained         N/A         N/A

       9.3         Procedures for evaluation of surface defects on      N /A        Retained         N/A         N/A
                   seamless tubulars

       9.3         Welding procedure Spec. (WPS)                         NIA        Note 3)          N/A         N/A

       9.3         Welding procedure qualification records (WPQR)        N/A        Note 3)          N/A         N/A
--------------------------------------------------------------------------------------------------------------------------

                                                                          PAGE 2



--------------------------------------------------------------------------------------------------------------------------
       9.3         Heat Treatment Procedure                              N/A        Note 3)          N/A         N/A

       9.3         Hot Forming Procedures                                N/A        Note 3)         N/.4         N/A

      10.8.1       List of Content for Final Doc.                        N/A         8WPTLD          N/A          F

      10.8.2       Final Documentation                                   N/A         2WALD           N/A          F
--------------------------------------------------------------------------------------------------------------------------


EXPLANATION NOTES TO REQUIRED DOCUMENTS:
Note 1):          Base Material Documentafion
                  This document shall contain documentation required by :
                  M-120 Norsok Standard
                  Material Data Sheet For Structural Steel

Note 2):          Weldability Documentation
                  This document shall contain documentation required by :
                  M-120 Norsok Standard
                  Material Data Sheet For Structural Steel

Note 3): Retained documents, but are to be established before start of production of Welded Tubulars

Schedule for submission
WA0           = Weeks after order (telex order)
WBT           = Weeks before test
WAT           = Weeks after test
WPTD          = Weeks prior to delivery
W-PTLD        = Weeks prior to last delivery
WAD           = Weeks after delivery
WALD          = Weeks after last delivery
WAC0          = Weeks after call-off
WABO          = Weeks after blanket order
WAWO          = Weeks after written order
WAFD          = Weeks after final delivery
WPFD          = Weeks prior to final delivery
F             Final Documentation
D             Documentation to be sent with the equipment at delivery.
Retained      Retained document to be established prior to start of production for possible review by Project

                                                            CONTRACT NO. C99-005
                                                                     EXHIBIT "B"











                    FRAME AGREEMENT FOR PROCUREMENT SERVICES




                                   EXHIBIT "B"


                            TECHNICAL SPECIFICATIONS

                            TECHNICAL SPECIFICATIONS



                                TABLE OF CONTENTS


ITEM              DESCRIPTION                                               PAGE
----              -----------                                               ----


-                 COVER PAGE                                                   1


-                 TABLE OF CONTENTS                                            2


1.0               DESCRIPTION  OF  THE PROJECT                                 3

2.0               RULES AND REGULATIONS                                        3

3.0               STANDARDS                                                    3

4.0               ENVIRONMENTAL / OPERATING CONDITIONS                         4

5.0               TECHNICAL DATA / UTILITIES                                   4

6.0               DATA TRANSFER                                                5

7.0               DOCUMENTATION                                                5

-                 LAST PAGE                                                    6

                             TECHNICAL SPECIFICATION


1.0      DESCRIPTION OF THE PROJECT

1.1      THE OFFSHORE SHUTTLE

         The Offshore Shuttle is a tubular framed unmanned floating vessel, designed to transport, install and remove offshore installations. The main dimensions are:

         -        Length: about 160.0 m
         -        Width : about.  93.5 m
         -        Height : about 65.0 m
         -        Total weights about 20.000 tonnes
         - The Shuttle is constructed of 10-m diameter ring stiffened tubulars and 11.5 m Cofferdams.
         - The tubulars are connected to each other by means of nodes, which have been designed in such a way that the tubulars are continuous when passing through a node, thus forming the main buoyancy chambers, together with diaphragms forming additional buoyancy chambers for ballasting the vessel, which can be ballasted from a horizontal to a 110(degree) vertical position, with ballasting operations being performed from a control module on a support vessel, connected to the Shuttle with umbilicals.
                  The lifting and lowering operations are carried out using buoyancy. The Offshore Shuttle floats on its lower longitudinal and transversals and has no self-propulsion on board.

2.0      RULES AND REGULATIONS

2.1      CLASSIFICATION

         The certifying/classification authority shall be Det Norske Veritas ( DNV ) Class Notation : +1A1 Support Unit ( non-self propelled )


2.2      REGULATIONS

         The work shall primarily comply with the Norwegian Maritime Department's (NMD) Regulations section ss. 33 para 2 entitled ,, Constructions, which shall not be regarded as ships ,,. The Offshore Shuttle shall however be designed and fabricated in accordance with normal maritime classification rules and regulations for normally unmanned construction. The Norwegian Petroleum Directorate ( NPD ) Regulations will have jurisdiction for Operation on the Norwegian continental shelf.


3.0      STANDARDS

3.1      GENERAL OBLIGATION

         The Contractor shall have an implemented and documented system for Quality Assurance In accordance with the requirements of ISO 9001, 9002, 9003 which ever is applicable. The NORSOK Standards, which are applicable as at the promulgation of the contract, shall apply to all aspects of the fabrication, assembly, pre-commissioning, testing, transportation and delivery unless otherwise specified.

         Further the following standards shall apply:

         -        API      -       American Petroleum Institute
         -        ASME     -       American Society of Mech. Eng.
         -        ISO      -       Int. Org. for Standardisation
         -        IEC      -       Int. Electric. Code
         -        ANSI     -       Am. National Standard Institute
         -        ASTM     -       Am. Society for Testing of Materials
         -        BS       -       British Standard
         -        MSS      -       Manufacturers Standardisation Society
         -        UKOOA    -       UK Offshore Operators Association
         -        NEMKO    -       Norwegian Approval Board for Electrical
                                   Materials and Appliances.


4.0      ENVIRONMENTAL / OPERATING CONDITIONS

4.1      ENVIRONMENTAL CONDITIONS

         DESIGN CONSIDERATIONS:

         -        Air Temp     -       Min:  -20(degree)C
         -        Air Temp     -       Max:  +40(degree)C
         -        Water Temp   -       Min:    0(degree)C
         -        Water Temp   -       Max:  +30(degree)C
         -        Humidity:    -       100% (Atmosphere: Salt laden, corrosive )
         -        Design Life:
                  -        Hull                 -   50 years
                  -        Ancillary equipment  -   20 years


4.2      OPERATING CONDITIONS

         The Shuttle shall operate in both vertical and horizontal position. The max. Inclination of approx. 110(degree) during operation shall be considered.

         -        Installation Temperature min.:               4(degree)C.

         Transit-empty: (no planned ballast operations):
         -        Max. significant wave height:                17m
         -        Transit speed:                               4kn ( 2m/s )
         -        Wind speed:                                  82kn ( 41m/s )

         Transit- full loaded ( no planned ballast operation ):
         -        Max. significant wave height:                8m
         -        Transit speed:                               4kn ( 2m/s )
         -        Wind speed:                                  40kn ( 20m/s )


5.0      TECHNICAL DATA / UTILITIES

         Following system design data shall apply:

         -        Hydraulic pressure for pumps:               230 bar
         -        Hydraulic pressure for control system:      200 bar

         -        Compressed Air:                             15 bar
         -        Rated system voltage:                       690 V
         -        Rated secondary voltage:                    400 V
         -        Nominal voltage (Control voltage)           230 V
         -        UPS                                         230 V
         -        Frequency                                   50 Hz
         -        Phases:                                     3
         -        Control-Supply Voltage:                     24 V DC


6.0      DATA TRANSFER

         Data transfer during the CONTRACT duration shall be transferred to the COMPANY on the following formats:

         a) 3D-CAD shall be IGES level 4 or higher STEP may be required at the time of handover.

                  2D-CAD as the min. requirement for all new technical drawings shall be IGDS (Intergraph) or IGDS level 4 or higher.

                  If the CONTRACTOR operates Intergraph 3D Plant Design System, the graphical 3D model and all databases linked to the model shall be transferred to the COMPANY at the end of the WORK.

         b)       Documents other than drawings shall be Microsoft Office 97.

         c) Alphanumeric data as tables on flat files to be in ASCII level 7 or EBCDIC formats.

         d)       Spreadsheet data shall be Microsoft Excel 97 or higher.

         e) Planning data shall be Artemis Project View or Primavera (still to be defined) or a system compatible with the same.

         f) All other data / documents not covered above shall be optically scanned and stored as raster files according to CCITT group 4.


7.0      DOCUMENTATION

         Suppliers shall submit with their tender relevant information of equipment/ material.necessary for installation and operation such as dimensions, weight, power-/ cooling-/heating-/ control requirements and interfaces as well as a delivery schedule of binding documents to be submitted after contract award.

         The document register/ schedule will be part of the purchase order. Apart from the electronic data transfer as described in clause 6 above supplier shall submit with the delivery of equipment/ material:

         1Original and 2 complete sets of copies of the following documentation:

         -        Vendors Details
         -        Product/ Equipment Details
         -        Certificates
         -        General Assembly Drawings

         -        General Installation Drawings
         -        Calculations
         -        Operation Manuel
         -        Maintenance Manuel
         -        Inspection Procedure
         -        Spare Part Lists

         All documents to be in the English language.

[MARINE SHUTTLE LOGO]                                             [THYSSEN LOGO]



                              OFFSHORE SHUTTLE OS 1

                                       FOR

                         MARINE SHUTTLE OPERATIONS A.S.








                         PROCUREMENT REPORTING PROCEDURE






                             THYSSEN STAHLUNION GMBH
                                   DUSSELDORF


--------------------------------------------------------------------------------
THYSSEN       ISSUED  APPROVED     DOC. NO.     REV.    DATE     NO OF PAGES:
 STAHLUNION    BY:      BY:      TSU-MSO-OS1
               Da       FGS      PROC-007/99     0    28.04.99      1 of 9
--------------------------------------------------------------------------------

PROCUREMENT REPORTING PROCEDURE


                                TABLE OF CONTENTS


              1          PURPOSE                                       3

              2          RESPONSIBILITY                                3

              3          REFERENCES                                    3

              4          DEFINITIONS & ABBRIVIATIONS                   3

              5          DESCRIPTION                                   3

                     5.1 General                                       3

                     5.2 Physical Progress Measurement                 4

                     5.3 Suppliers Progress Report                     5

                     5.4 Financial Status Report                       5

                     5.5 Reporting to Company                          5

              6      APPENDICES                                        6

PROCUREMENT REPORTING PROCEDURE


1.       PURPOSE

This procedure describes the methods of how to define the physical progress of procurement packages and items and how to control the payments relative to the payment conditions agreed for each procurement package and item.

2.       RESPONSIBILITY

Contractor providing procurement services for Company is responsible to inquire, evaluate, procure, follow up, transport and deliver material, equipment and machinery to the construction site on the required need dates.( RAS Dates ) Company is responsible to provide Contractor with approved specifications, MTO`s, technical requirements and RAS Dates for inquiring and purchasing to enable Contractor to procure and deliver the material, equipment and machinery accordingly.

3.   REFERENCES

o         Frame Agreement for Procurement Service - Contract C99-005
o         Procurement Manual  TSU-MSO-OS 1-MAN-001/99
o         Project Master Schedule
o         Procurement System - Data based Exel Program

4.   DEFINITIONS & ABBREVIATIONS

o         Company: Marine Shuttle Operations A/S, Stavanger, Norway
o         Contractor: Thyssen Stahlunion GmbH, Duesseldorf, Germany
o Supplier: Anyone who supplies material, equipment and machinery for the Shuttle
o         RAS : Required at Site
o         PO : Purchase Order

5.   DESCRIPTION

5.1  General

The procurement services provided by Contractor are based on a list of suppliers qualified and approved by Company to deliver material, equipment and machinery for the Offshore Shuttle OS 1

PROCUREMENT REPORTING PROCEDURE


The procurement services includes but is not limited to:

-  assistance in the pre-qualification of suppliers,
-  assistance in the qualification visits, if so required,
-  inquiries,
-  evaluation of inquiries,
-  selection of suppliers
-  purchasing,
-  review suppliers plans and procedures
-  follow up of procurement packages or items,
-  co-ordinate test and inspections
-  check completeness of documentation before delivery,
-  co-ordinate delivery and transport to construction site,
-  verify invoices,
-  release payments according to contractual payment conditions,
-  invoice Company.

5.2    Physical Progress Measurement of Procurement Activities.

The physical progress measurement of the procurement activities does not reflect the monetary development of the individual package or item nor the progress of the fabrication at suppliers.

The reported progress simply defines the status of event for each package and item and for the overall procurement activities.

Physical Progress Measurement normally will start with the submission of bid documents and end with Company's acceptance of delivery at construction site. (Unless Procurement Activities are resumed under the guarantee obligations).

The following milestones are considered for measuring procurement progress:

-  Submission of bid documents...........................................  10%
-  Bids evaluated and submitted to MSO for approval......................  25%
-  Purchase order issued.................................................  50%
-  Ready for Shipment....................................................  80%
-  Delivered at Site.....................................................  95%
-  Final Documentation delivered......................................... 100%

Depending on the number of packages or items the weighing factor per package or item will be, regardless of its value, a linear portion of 100%.

Additional procurement items being outside the original scope of material, equipment and machinery will be reported above 100%. The factor per additional item will be the same as used for the original scope.

PROCUREMENT REPORTING PROCEDURE


5.3    Suppliers Progress Report

For particular deliveries a report of suppliers progress may be required and justified, i.e. for bulk material which deliveries are spread over a long period or for supplies which partial deliveries will follow the construction schedule.

These relevant suppliers, commonly selected with Company, will be instructed to report their weekly fabrication progress according to Contractors surveillance program. The progress will be then incorporated in Contractor progress report. (5.2 above)

5.4    Financial Status Report

Each procurement contract will be subject to particular payment conditions.

When the payment conditions are agreed with suppliers Contractor will submit a reporting format containing the following information by PO:

-    Value of PO
-    Milestone payment dates
-    Value of milestone payment
-    % of each down payment per PO and from total.

The report will inform about:

-    Total amount of material, equipment and machinery to be procured (100%)
-    Payments performed (in value and %)
-    Payments due for the next month
-    Payments outstanding

Additional procurement contracts will be reported on top of the value of the project budget relative to its value.

5.5    Reporting to Company

The status of the procurement progress will be reported weekly, the status of cost and variation orders monthly.

The cut-off date will be sunday for weekly and the last sunday each month for monthly reports.

The report will be submitted by E-mail or by telefax.

PROCUREMENT REPORTING PROCEDURE


6.   APPENDICES

Formats for:

Appendix 1:  Procurement Activity Report
Appendix 2:  Cost Report
Appendix 3:  Variation Order Register

PROCUREMENT REPORTING PROCEDURE

PROCUREMENT REPORTING PROCEDURE

PROCUREMENT REPORTING PROCEDURE

                                                                     EXHIBIT "D"

                    FRAME AGREEMENT FOR PROCUREMENT SERVICES


                                   EXHIBIT "D

                               SECRECY DECLARATION

                                                                     EXHIBIT "D"

                               SECRECY DECLARATION

I the undersigned, who is presently employed by NN Consultants AS (hereinafter called CONTRACTOR) and who will be performing work assignments in connection with a contract CONTRACTOR has with Marine Shuttle Operation A/S (hereinafter called COMPANY) accept the following terms and conditions on which COMPANY are prepared to communicate to the undersigned certain CONFIDENTIAL INFORMATION as hereinafter defined.

1.0 "CONFIDENTIAL INFORMATION" shall mean any knowledge and information at any time disclosed to the undersigned by or on behalf of COMPANY in writing, in drawings or in any other way or acquired by the undersigned from COMPANY as well as all data derived therefrom, in connection with the aforesaid work assignment with COMPANY to the extent that such knowledge and information at the time of such disclosure or acquisition in not:

1.1      In free possession of the undersigned, or

1.2      part of public knowledge or literature.

2.0 CONFIDENTIAL INFORMATION shall include CONFIDENTIAL RECORD. "CONFIDENTIAL RECORD" shall mean any manual, specification, drawings, letters, telexes and any material containing CONFIDENTIAL INFORMATION.

3.0      With respect to CONFIDENTIAL INFORMATION the undersigned shall:

3.1      Preserve the secrecy of any CONFIDENTIAL INFORMATION.

3.2      Not without the prior written consent of COMPANY:

3.2.1 For any purpose other than the performance of his aforesaid work assignment use any CONFIDENTIAL INFORMATION, or

3.2.2 disclose to, place at the disposal of or use on behalf of any THIRD PARTY or enable any THIRD PARTY to peruse, copy of use any CONFIDENTIAL INFORMATION

3.2.3 THIRD PARTY as used in subparagraph 3.2.2 shall include CONTRACTOR and its employees other than the undersigned and those employees of CONTRACTOR designated by COMPANY.

4.0 The undertakings under paragraph 3 above shall continue in so far and for so long as the CONFIDENTIAL INFORMATION in question has not:

4.1      Become part of public knowledge or literature;

4.2 Been disclosed to the undersigned by a THIRD PARTY (other than one disclosing on behalf of COMPANY) whose possession of such information is lawful and who is under no secrecy obligation with respect to the same.

5.0 The copyright in any CONFIDENTIAL RECORD disclosed to the undersigned by COMPANY shall, in the absence of any express provision to the contrary thereon, be vested in COMPANY, as the case may be.

6.0 Upon termination of the aforesaid work assignment of the undersigned with COMPANY, the undersigned shall return to COMPANY as the case may be, all CONFIDENTIAL RECORD or, should COMPANY so request, confirm to COMPANY in writing that the undersigned has destroyed all CONFIDENTIAL RECORD or confirm to in writing that he has left all CONFIDENTIAL RECORD with a person employed by COMPANY.

7.0 This declaration shall be governed by and construed in accordance with Norwegian Law.


         AGREED AND SIGNED:


         Place:............................       By:...........................

         on......................199              Name:


                                      -3-